EXHIBIT 10.1

                                 PROMISSORY NOTE



Date:                               Effective September 27, 1996

Maker:                              Preferred/Telecom, Inc.

Maker's Mailing Address:            12655 North Central Expressway
                                    Suite 800
                                    Dallas, Texas  75243

Payee:                              Patrik Carlens

Place for Payment:                  c/o Hoge, Evans, Holmes, Carter &
                                        Ledbetter, PLLC
                                    13455 Noel Road
                                    Suite 400
                                    Dallas Texas  75240

Principal Amount:                   $65,000.00

Annual Interest Rate:               8.5% per annum

Annual Interest Rate:                Highest rate allowed by law
on Matured, Unpaid
Amounts

Termsof Payment: All principal and interest due under this Note shall be due and payable on or before March 27, 1997 (the "Payment Date"). Holder may, at any time poor to the Payment Date on five days written notice to the Company or its successor, convert all or part of the unpaid principal balance hereof into fully paid and nonassessable shares of Common Stock of the Maker or its successor on the basis of $1.50 per share. The price shall not be subject to adjustment under any circumstances, including, without limitation, any stock split, merger of recapitalization. In the event Holder decides to convert all or part of the principal amount into common stock, within five days of the receipt of such notice of conversion, Maker shall surrender this Note to Maker, Maker shall issue to Holder certificate representing the shares into which the principal has been converted and the Maker shall execute a new note, if applicable, representing the balance, if any, of the principal of this Note that remains due, after taking into effect the conversion of part of the principal hereof.

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         Maker  promises  to pay to the order of Payee at the place for  payment and according to the terrns of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date. The payment of the principal of this note shall be performable in Dallas County, Texas; any conversion of this Note into Common Stock of the Maker shall only occur outside the Unfted States and be made in compliance with Regulation S promulgated under the Securities Act of 1933, as amended.

         If Maker defaults in the payment of this note, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

         This Note is given in renewal and extension of that original 8.5% Convertible Subordinated Debenture (the "Debenture") dated March 27, 1995, in the original principal amount of $110,000.00 from Maker to Payee. Reference is made to the Debenture for all purposes. To the extent the terms and provisions of this Note conflict with those of the Debenture for all purposes. To the extent the terms and provisions of this Note conflict with those of the Debenture, the terms and provisions of this Note shall prevail. This Note is also given in connection with that certain Settlement Agreement and Offshore Securities Conversion Agreement, both of which are dated effective September 27, 1996, between Maker and Payee, to which Settlement Agreement and Offshore Securities Conversion Agreement refer is made for all purposes.

                                                     MAKER:

                                                     PREFERRED/TELECOM, INC.


                                       By:
                                                              Dennis Lee Gundy
                                                              President

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